EXHIBIT 3.1
                                   -----------

                            ARTICLES OF INCORPORATION
                                       OF
                            ATLANTIC INDUSTRIES, INC.


         The undersigned incorporator, being a natural person of the age of eighteen years or more, hereby establishes a corporation pursuant to the statutes of the State of Colorado and adopts the following Articles of Incorporation.

                                    ARTICLE I

                                      NAME

            The name of the Corporation is Atlantic Industries, Inc.

                                   ARTICLE II

                               PERIOD OF DURATION

                 The Corporation shall have perpetual existence.

                                   ARTICLE III

                                    PURPOSES

         The purposes for which the Corporation is organized and its powers are as follows:

                  (a) To engage in the transaction of all lawful business or pursue any other lawful purpose or purposes for which a corporation may be incorporated under Colorado law.

                  (b) To have, enjoy, and exercise all of the rights, powers, and privileges conferred upon corporations incorporated pursuant to Colorado law, whether now or hereafter in effect, and whether or not herein specifically mentioned.

                  (c) The foregoing enumeration of purposes and powers shall not limit or restrict in any manner the transaction of other business, the pursuit of other purposes, or the exercise of other and further rights and powers that may now or hereafter be permitted or provided by law.

                                   ARTICLE IV

                                  CAPITAL STOCK

         1. Authorized Stock. The total number of shares that the Corporation shall have authority to issue is fifty million (50,000,000) shares, of which 40,000,000 may be issued as common stock and 10,000,000 as preferred stock, each with a par value of $.01 per share.

         2. The board of directors of the Corporation is authorized, subject to limitations prescribed by law, to provide by resolution or resolutions for the issuance of the shares of common or preferred stock as a class or in series, and, by filing a certificate of designations, pursuant to the Colorado Business Corporation Act, setting forth a copy of such resolution or resolutions, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of the class or of each such series and the qualifications, limitations, and restrictions thereof. The authority of the board of directors with respect to the class or each series shall include, but not be limited to, determination of the following:

                  The  number  of  shares   constituting   any  series  and  the
         distinctive designation of that series;

                  The dividend rate on the shares of the class or of any series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of the class or of that series;

                  Whether the class or any series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

                  Whether the class or any series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the board of directors shall determine;

                  Whether or not the shares of the class or of any series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

                  Whether the class or any series shall have a sinking fund for the redemption or purchase of shares of the class or of that series, and, if so, the terms and amount of such sinking fund;

                  The rights of the shares of the class or of any series in the event of voluntary or involuntary dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of the class or of that series;

         Any other powers, preferences, rights, qualifications, limitations, and restrictions of the class or of any series.

         3. Voting. Each shareholder of record shall have one vote for each share of stock standing in his name on the books of the Corporation and entitled to vote. Cumulative voting shall not be allowed in the election of directors of the Corporation.

         4. Quorum. At all meetings of shareholders, a majority of the shares entitled to vote at such meeting, represented in person or by proxy, shall constitute a quorum.

         5. No Preemptive Rights. No shareholder of the Corporation shall have any preemptive or other right to subscribe for any additional shares of stock, or for other securities of any class, or for rights, warrants or options to purchase stock or for script, or for securities of any kind convertible into stock or carrying stock purchase warrants or privileges.

         6. Liquidation. The board of directors may from time to time distribute to the shareholders in partial liquidation, out of stated capital or capital surplus of the Corporation, a portion of its assets, in cash or property, subject to the limitations contained in the statutes of Colorado.

                                   ARTICLE V

                               BOARD OF DIRECTORS

         The business and affairs of the Corporation shall be managed by a board of directors, which shall be elected at the annual meeting of the shareholders or at a special meeting called for that purpose.

         The initial board of directors shall consist of the following members, who shall serve until the first annual meeting of shareholders and until their successors are elected and qualified:

         Director                                        Address

Adrian P. Kirby                             38 South Audley Street, Mayfair,
                                            London W1Y 5DH, England

Peter N. Chapman                            Satley House, Satley, Bishop
                                            Auckland, Co Durham DL13 4HU

         Director                                        Address

Robert D. Evans                             38 South Audley Street, Mayfair,
                                            London W1Y 5DH, England

         The number of directors may be increased or decreased from time to time in the manner provided in the bylaws of the Corporation, but no decrease shall have the effect of shortening the term of any incumbent director.

                                   ARTICLE VI

                     REGISTERED AGENT AND REGISTERED OFFICE

         The initial registered office of the Corporation shall be 1675 Broadway, Suite 1200, Denver, Colorado 80202, and the initial registered agent at such address shall be The Corporation Company.

                                   ARTICLE VII

                            INITIAL PRINCIPAL OFFICE

         The address of the initial principal office of the Corporation shall be 38 South Audley Street, Mayfair, London W1Y 5DH, England.

                                  ARTICLE VIII

                               DIRECTOR LIABILITY

         To the fullest extent permitted by the Colorado Business Corporation Act, as the same exists or may hereafter be amended, a director of this Corporation shall not be liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director.

                                   ARTICLE IX

                                 INDEMNIFICATION

         The Corporation shall indemnify any person and his estate and personal representative against all liability and expense incurred by reason of the person being or having been a director or officer of the Corporation to the full extent and in any manner that directors may be indemnified under the Colorado Business Corporation Act, as in effect at any time. The Corporation shall also indemnify any person who is serving or has served the Corporation as director, officer, employee, or agent, and that person's estate and personal representative, to the extent and in the manner provided in any bylaw, contract, resolution of the shareholders or directors, or otherwise, so long as such provision is legally permissible.

                                    ARTICLE X

                        NAME AND ADDRESS OF INCORPORATOR

         The name and address of the incorporator is as follows:

         Name                                      Address
         ----                                      -------

  Brian D. Lewandowski                   717 17th Street, Suite 2900
                                         Denver, Colorado  80202



         Verified this 31st day of January 1996.



                                        /s/ Brian D. Lewandowski
                                        ----------------------------------------
                                            Brian D. Lewandowski, Incorporator

STATE OF COLORADO            ]
                             ] ss.
CITY AND                     ]
COUNTY OF DENVER             ]


         I, the undersigned, a Notary Public, hereby certify that on the 31st day of January, 1996, personally appeared before me, Brian D. Lewandowski, who being by me first duly sworn, declared that he is the person who signed the foregoing document as incorporator, and that the statements therein contained are true.

         WITNESS my hand and official seal.


                                        /s/ Cynthia G. Lewis
                                        ----------------------------------------
                                                Notary Public

My Commission Expires:


  June 17, 1996
------------------------

                           CONSENT OF REGISTERED AGENT

         The undersigned, CT Corporation System, hereby voluntarily consent to serve as registered agent for Atlantic Industries, Inc., a Colorado corporation, until removed or resignation is submitted in accordance with the Colorado Business Corporation Act.


                                        /s/ Marcia J. Bunshara
                                        ----------------------------------------
                                         CT Corporation System, Registered Agent

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                            ATLANTIC INDUSTRIES, INC.


         Pursuant to the provisions of the Colorado  Business  Corporation  Act, the undersigned Atlantic Industries, Inc., a Colorado corporation (the "Corporation"), hereby adopts these Articles of Amendment (the "Articles"). These Articles amend the provisions of the Articles of Incorporation of the Corporation, originally filed with the Secretary of State of the State of Colorado on January 31, 1996.

         These Articles have been duly adopted, as required by law, at a meeting of the Board of Directors of the Corporation held on December 31, 1996. In addition, these Articles have been duly adopted by the shareholders of the Corporation at a meeting held on February 12, 1997. The number of shares voted for the amendment was sufficient for approval.

                                    ARTICLE I

                                      NAME

         The name of the Corporation is Atlantic Industries, Inc.

                                   ARTICLE II

                                    AMENDMENT

         Article IV, Section 1 of the Articles of Incorporation of the Corporation is hereby amended in its entirety to read as follows:

         The total number of shares that the Corporation shall have authority to issue is fifty million (50,000,000) shares, of which 40,000,000 may be issued as common stock and 10,000,000 as preferred stock, each with a par value of $.01 per share. Upon amendment to this Article to read as herein set forth, each twenty (20) shares of outstanding common stock is converted into and reconstituted as one (1) share of common stock.

                                   ARTICLE III

                             CHANGE IN ISSUED SHARES

         The manner in which any exchange, reclassification or cancellation of issued shares provided for in the amendment shall be effected, is as follows:

         Upon amendment to Article IV, Section 1 to read as herein set forth, each twenty (20) shares of outstanding common stock is converted into and reconstituted as one (1) share of common stock.

         IN WITNESS WHEREOF, the undersigned has executed these Articles as of the 13th day of February, 1997.

                                        ATLANTIC INDUSTRIES, INC.



                                        By /s/ Adrian P. Kirby
                                        ----------------------------------------
                                                 Adrian P. Kirby, President
                                        2